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                                                                 EXHIBIT 5.1

           [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                               September 24, 1997



INSpire Insurance Solutions, Inc.
300 Burnett Street
Fort Worth, Texas  76102-7761

Gentlemen:

         We have acted as counsel to INSpire Insurance Solutions, Inc., a Texas corporation (the "Company"), in connection with the proposed registration of 2,725,000 shares (the "Shares") of the Company's Common Stock, $.01 par value, and 2,725,000 Series A Junior Preferred Stock Purchase Rights (the "Rights"), as described in a registration statement on Form S-8 (the "Registration Statement") relating to the Common Stock and the Rights to be issued under the Company's Amended and Restated 1997 Stock Option Plan, 1997 Director Stock Option Plan and Employee Stock Purchase Plan (jointly, the "Plans") which Registration Statement is to be filed with the Securities and Exchange Commission.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         A. The Shares have been duly and validly authorized by the Company.

         B. The Shares, when issued and delivered in accordance with the Plans, will be validly issued, fully paid and non-assessable.
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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

INSpire Insurance Solutions, Inc.
September __, 1997
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         C.      The Rights have been duly and validly authorized by the
Company.

         D. The Rights to be issued in connection with the Shares to be issued and delivered pursuant to the Plans will, when issued, be validly issued.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference therein to this firm under the caption "Interests of Named Experts and Counsel."


                                  Sincerely,


                                  /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.